                                                                  Exhibit 14(c)

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of Mercury Index Funds, Inc., Mercury QA Equity Series, Inc. and Mercury QA Strategy Series, Inc. (together, the "Corporations") hereby nominates, constitutes and appoints Terry K. Glenn, Donald C. Burke and Allan J. Oster (with full power of each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead and in any and all capacities, to make, execute and sign the Registration Statements on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 of the Corporations and all amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of common stock, par value $0.0001 per share, of the Corporations, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned himself might or could do.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ___ day of April, 2000. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.


/s/ M. Colyer Crum                           /s/ Laurie Simon Hodrick
--------------------------------             --------------------------------
M. Colyer Crum                               Laurie Simon Hodrick
Director                                     Director

/s/ Fred G. Weiss                            /s/ Arthur Zeikel
--------------------------------             --------------------------------
Fred G. Weiss                                Arthur Zeikel
Director                                     Director